UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 24, 2015
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on September 24, 2015, we amended and restated our existing credit agreement with U.S. Bank National Association, a national banking association. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 24, 2015, we entered into a sixth amended and restated credit agreement (the “credit agreement”) with U.S. Bank National Association, a national banking association, as Administrative Agent, Swing Line Lender and LC Issuer, and the Lenders, Arrangers and Agents party thereto (the “senior credit facility”), which expands our existing credit facility to $700.0 million from $550.0 million.
The senior credit facility consists of a $300.0 million term loan and a revolving line of credit up to a maximum aggregate amount of $400.0 million, of which up to $10.0 million may be used for swing line loans (as defined in the credit agreement) and up to $40.0 million may be used for letters of credit. The senior credit facility matures on July 9, 2019. Principal on the term loan is due in quarterly installments of $3.75 million through June 30, 2019, with the remaining balance due on July 9, 2019. Advances under our senior credit facility bear interest at either (a) the Eurocurrency Rate (as defined in the credit agreement), plus an applicable margin in the range of 2.0% to 3.25%, or (b) the Base Rate (as defined in the credit agreement), plus an applicable margin in the range of 1.0% to 2.25%.
As security for our obligations under the credit agreement, we and our direct and indirect domestic subsidiaries have granted a first priority lien on (i) certain real property owned by our domestic subsidiaries; and (ii) substantially all of our and our domestic subsidiaries’ tangible and intangible personal property, including a pledge of the capital stock of certain of our direct and indirect subsidiaries. The obligations under the credit agreement are also guaranteed pursuant to a guaranty agreement entered into by each of our domestic subsidiaries.
The credit agreement contains certain financial covenants, including a minimum fixed charge coverage ratio and a maximum cash flow leverage ratio. In addition, the credit agreement contains negative covenants limiting, among other things, additional indebtedness, capital expenditures, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matters customarily restricted in such agreements. The credit agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the credit agreement to be in full force and effect, and a change of control of our business.
A copy of the credit agreement is filed as Exhibit 10.28 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the credit agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the credit agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

10.28
Sixth Amended and Restated Credit Agreement, dated September 24, 2015, among the Registrant, U.S. Bank National Association, a national banking association, the Lenders (as defined therein) and the other parties thereto

99.1	Press Release, dated September 28, 2015, entitled “Roadrunner Transportation Systems Announces Expansion of Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: September 28, 2015	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.28
Sixth Amended and Restated Credit Agreement, dated September 24, 2015, among the Registrant, U.S. Bank National Association, a national banking association, the Lenders (as defined therein) and the other parties thereto

99.1	Press Release, dated September 28, 2015, entitled “Roadrunner Transportation Systems Announces Expansion of Credit Facility”